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                                                                     EXHIBIT 3.3

                                    BY-LAWS
                                      OF
                              PC CONNECTION, INC.

                                  ARTICLE I.
                            SHAREHOLDERS' MEETINGS

     TIME AND PLACE: Meetings of shareholders may be held at a place within or without the State of New Hampshire as determined by the Board of Directors and stated in the notice of the meeting. Unless otherwise determined by the Board of Directors and stated in the notice of the meeting, meetings shall be held at the registered office of the corporation.

     An annual meeting of the shareholders shall be held on the first Monday of March.

     Special meetings of the shareholders may be called by the Board of Directors, the holders of not less than 1/10 of all of the shares entitled to vote at the meeting, the President, or the Secretary. No business shall be in order at a special meeting except as shall have been indicated in the notice of such meeting.

     In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, the President or the Board of Directors may order a special meeting to be called and held in lieu of and for the purposes of the annual meeting. Any election or business transacted at such substitute annual meeting shall be as valid and effectual as if done at a meeting called as an annual meeting and duly held on the prescribed date.
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     NOTICES:  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

     WAIVER OF NOTICE: Whenever any notice is required to be given to any shareholder or Director, a waiver of the notice in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

     QUORUM:   A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than 1/3 of the shares entitled to vote at the meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law.

     PROXIES: A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall
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be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     VOTING: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the articles of incorporation. The term "vote" shall include, without limitation, votes, waivers, releases, consents, writings signed by shareholders in lieu of taking action at a meeting of shareholders, and objections or dissents to such action.

     ACTION BY SHAREHOLDERS WITHOUT A MEETING: Any action to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter. The consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State.

                                  ARTICLE II.
                                   DIRECTORS

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the
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Board of Directors.  Directors need not be residents of the State of New
Hampshire nor shareholders of the corporation.

     The Board of Directors shall have authority to fix the compensation of all officers and Directors of the corporation.

     NUMBER AND ELECTION OF DIRECTORS: Initially the Board of Directors shall consist of the number fixed by the articles of incorporation, but the number of Directors may be increased or decreased from time to time by vote of the shareholders. The first Board of Directors shall be elected by the incorporator(s) and the names and addresses of the members of the Board of Directors stated in the articles of incorporation. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

     At each election for Directors, every shareholder entitled to vote at the election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of the Directors multiplied by the number of his shares shall equal, or by distributing his votes on the same principle among any number of candidates.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the
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Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     REMOVAL: At a meeting of shareholders called expressly for that purpose, Directors may be removed as provided in RSA 293-A:39. Any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

                                  ARTICLE III.
                              DIRECTORS' MEETINGS

     Meetings of the Board of Directors, regular or special, may be held either within or without the State of New Hampshire.

     The Board of Directors may establish a time and place for regular meetings which may be held without notice. Special meetings of the Board of Directors may be held at anytime and place upon 24 hours' written notice given by any Director or the President or the Secretary. Attendance of a Director at a meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened. The purpose of any regular or special meeting of the Board of Directors need not be specified in the notice of the meeting.

     A Director who is present at a meeting of the Board of Directors shall be presumed to have assented to any action taken unless his dissent is entered in the minutes of the meeting, or he files his written dissent to the action with the Secretary
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of the meeting before the adjournment of the meeting, or forwards his dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.

     QUORUM OF DIRECTORS: A majority of the number of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     ACTION WITHOUT A MEETING: Any action required by law to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing shall be signed by all of the Directors. Such consent shall have the same effect as a unanimous vote.


                                  ARTICLE IV.
                                    OFFICERS

     The officers of the corporation shall consist of a President, a Secretary who shall be the resident agent, and a Treasurer, each of whom shall be elected by majority vote of the Board of Directors at the organizational meeting of the Directors. The Board of Directors may elect or appoint such other officers and assistant officers and agents as the Directors see fit. Any two or more offices may be held by the same person.
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     Officers and Directors shall not be elected for any definite term but shall serve at the pleasure of the Board of Directors, subject to be removed at any time without cause.

     All officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as prescribed in these by-laws, and such additional duties as may be determined by resolution of the Board of Directors not inconsistent with these by-laws.

     REMOVAL OF OFFICERS: Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by such action. Removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights in any officer or agent.

                                   ARTICLE V.
                                   PRESIDENT

     The President, when present, shall preside at all meetings of the shareholders and of the Directors. He shall exercise general supervision of the corporation's affairs, and perform all the duties of his office prescribed by law or by vote of the Directors.

                                  ARTICLE VI.
                                 VICE PRESIDENT
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     The Vice President, if any, shall have and exercise the rights and powers, and shall perform the duties usually incident to the office of Vice President and in the absence or disability of the President, shall have and exercise the rights and powers and perform the duties usually incident to the office of President.

                                  ARTICLE VII.
                                   TREASURER

     The Treasurer shall give a bond for the faithful discharge of his duties if and when required by the Directors. He shall deposit all funds of the company in such depositaries as may be selected by the Board of Directors, pay all its bills and collect all moneys due to the company. He shall keep or cause to be kept full and accurate books of account containing a record of all purchases and sales, of all money received and paid out for the corporation, which books and accounts shall be constantly open to the inspection of each officer and Director of the corporation, and shall render to the Board of Directors at least once in each year a trial balance showing the assets and liabilities of the corporation; and in general shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.

                                 ARTICLE VIII.
                              ASSISTANT TREASURER

     The Assistant Treasurer, if any, shall at all times assist the Treasurer in the performance of his duties, and shall perform such duties of the Treasurer as shall be
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assigned to him from time to time by the Treasurer.  In the absence or inability of the Treasurer to act, the Assistant Treasurer shall perform all of the duties and may exercise any of the powers of the Treasurer, subject to the control of the Board of Directors.

                                  ARTICLE IX.
                                   SECRETARY

     The Secretary shall be a resident of the State of New Hampshire. He shall have charge of the corporate seal of the corporation, shall attend all meetings of the shareholders and Directors and shall keep full, and true and accurate records of all business transacted at such meetings, and shall discharge all other duties properly appertaining to his office and which may be attached thereto by the Board of Directors. He shall have the custody of the record books of the corporation. He shall give notice of meetings of the shareholders and Board of Directors in the manner prescribed by these by-laws. The Secretary shall be duly sworn to the faithful and impartial discharge of his duties. In the absence, incapacity or inability of the Secretary, the Board of Directors may appoint a Secretary, pro tem. to act with the same powers, duties and
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authority.

                                   ARTICLE X.
                             CERTIFICATES OF STOCK

     The shares of the corporation shall be represented by certificates, the design of which shall be chosen by the Board of Directors. Certificates shall be signed by the
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President and the Secretary and shall be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the President or Secretary upon a certificate may be a facsimile. In case any officer whose facsimile signature has been placed upon certificates of the corporation shall have ceased to be an officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were the officer at the date of its issue.

     Each certificate representing shares in this corporation shall state upon its face (a) that the corporation is organized under the laws of the State of New Hampshire; (b) the name of the person or persons to whom the certificate is issued; (c) the number and class of shares, and the designation of the series, if any, which the certificate represents; and restrictions, if any, affecting the transfer of the certificate.

     Certificates may be transferred by assignment thereof in writing, accompanied by delivery of the certificate; but no such transfer of shares in the corporation shall affect the right of the corporation to pay any dividend thereon until the transfer has been recorded upon the books of the corporation or a new certificate has been issued to the person to whom the shares have been transferred. The Secretary of the corporation shall act as transfer agent.

     In case of the loss of a certificate, a duplicate certificate may be issued to the holder of record on such reasonable terms as the Board of Directors may prescribe.

                                  ARTICLE XI.
                                   AMENDMENT
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     The power to alter, amend or repeal these by-laws or to adopt new by-laws, is vested in the Board of Directors; subject, however, to repeal or change by action of a majority of the shareholders at any annual meeting without previous notice or at any special meeting provided the notice of the special meeting states the substance of the proposed amendment.